                                                                      Exhibit 11


                           CALCULATION OF EARNINGS
                          PER SHARE OF COMMON STOCK
                 (Amounts in thousands except per share data)



                                                                      Thirteen Weeks Ended
                                                               ---------------------------------
                                                               March 31,                April 2,
                                                                 1996                    1995
                                                               --------                ---------
Number of shares of
Class A and Class B
stock outstanding
at beginning of
period                                                            11,005                 11,345

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                                                  1                     18

Repurchase of Class B
common stock (weighted)                                               (9)                  (149)

Unexercised stock option
equivalent shares com-
puted under the "treasury
stock method"                                                         14                      6
                                                                  ------                 ------

Shares used in
the computation of
primary earnings per share                                        11,011                 11,220

Adjustment to reflect fully
diluted computation (1)                                                -                      -
                                                                  ------                 ------
                                                                  11,011                 11,220
                                                                  ------                 ------

Net income available for
  common stock                                                   $36,740                $43,898
                                                                 -------                -------

Primary earnings per share                                       $  3.34                $  3.91
                                                                 -------                -------

Fully diluted earnings per share (1)                             $  3.34                $  3.91
                                                                 -------                -------

(1) This computation is submitted although it is not required by Accounting Principles Board Opinion No. 15 since it results in dilution of less than 3%.